Exhibit 10.4

                                                                  EXECUTION COPY
                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT ("Agreement") is made as of the 30th day of March, 2001, by VASCUTECH ACQUISITION LLC, a Delaware limited liability company ("Vascutech") in favor of IDEAS FOR MEDICINE, INC., a Florida corporation (together with its successors, assigns and transferees, "IFM").

                              PRELIMINARY STATEMENT

     This Agreement is made to secure all of the following (individually and collectively the, "Indebtedness"):

     Payment of the principal balance, together with interest, costs and all other sums, to be paid according to that certain Subordinated Promissory Note dated October 9, 2000, originally made by Horizon Medical Products, Inc. ("Horizon") in favor of IFM and assigned by Horizon to Vascutech pursuant to that certain Assignment and Assumption Agreement dated as of even date herewith among Horizon, IFM and Vascutech, together with any and all extensions, renewals, modifications, amendments, restatements, substitutions or replacements thereof (the "Note"); and the performance of the covenants and obligations of Vascutech due or to become due to IFM under this Agreement and/or under any and all other documents and instruments evidencing and/or securing payment of all amounts due under the Note (collectively, the "Loan Documents"), and the repayment of all costs, expenses, advances and other sums incurred and/or expended by IFM in connection with performance of those covenants and obligations.

     In consideration of the above facts and the mutual promises of the parties, and as security for the purposes stated above and elsewhere in this Agreement, the parties agree as follows:

     1. Grant of Security Interest. Vascutech hereby grants IFM a security interest in the following described property (collectively, the "Collateral"):

          (i) presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Vascutech arising out of the sale or lease of goods or the rendition of services by Vascutech, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Vascutech relating to any of the foregoing (collectively, "Accounts");

          (ii) present and future general intangibles and other personal property (including choses or things in action, goodwill, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, monies due under any royalty or licensing agreements, infringement claims, computer programs, computer discs, computer tapes, literature, reports, catalogs deposit accounts, insurance premium rebates, tax refunds, and tax refund claims) other than (A) goods and Accounts relating to any of the foregoing, or (B) patents, trade names, trademarks, servicemarks, or copyrights (collectively, "General Intangibles");


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          (iii)   present  and  future   letters  of  credit,   notes,   drafts,
     instruments, certificated and uncertificated securities, documents, leases,
     and  chattel  paper  relating  to  any  of  the  foregoing   (collectively,
     "Negotiable Collateral");

          (iv) present and future inventory in which Vascutech has any interest including goods held for sale or lease or to be furnished under a contract of service and all of Vascutech's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above, relating to any of the foregoing (collectively, "Inventory");

          (v) present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, dies, goods (other than consumer goods or farm products), and any interest in any of the foregoing, and all attachments, accessories, accessions, additions, and improvements to any of the foregoing, wherever located (collectively, "Equipment");

          (vi) substitutions, replacements, additions, accessions, proceeds, products to or of any of the foregoing (other than substitutions or replacements of Equipment after the date hereof), including, but not limited to, proceeds of insurance covering any of the foregoing, or any portion thereof, and any and all Accounts, General Intangibles, Negotiable Collateral, Inventory, Equipment, money, deposits, accounts, or other tangible or intangible property resulting from the sale or other disposition of the Accounts, General Intangibles, Negotiable Collateral, Inventory, Equipment, or any portion thereof or interest therein and the proceeds thereof.

Notwithstanding anything to the contrary contained herein, Vascutech's grant of a security interest is only as to (i) the Accounts, Negotiable Collateral, Inventory, and Equipment acquired pursuant to that certain Asset Purchase Agreement between Vascutech and Horizon Medical Products, Inc. of even date herewith and (ii) substitutions, replacements, additions, accessions, proceeds, products to or of any of the foregoing (other than substitutions or replacements of Equipment after the date hereof) (the "Pledged Assets"). It is understood and agreed by the parties hereto that IFM's security interest shall not attach to any property of Vascutech other than the Pledged Assets, nor any of the assets of Vascutech's 100% parent, Vascutech, Inc.

     2. WARRANTIES AND REPRESENTATIONS. Vascutech warrants and covenants to IFM as follows:



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

          (a) Payment of Indebtedness. Vascutech will pay the Indebtedness and perform all obligations related to the Indebtedness when due, whether by maturity, acceleration or otherwise.

          (b) Authority. This Agreement is the valid and binding obligation of Vascutech, enforceable in accordance with its terms except as limited by creditors' rights and equity. Vascutech is organized and validly existing and in good standing under the laws of the State of Delaware, and the execution, delivery and performance of this Agreement has been duly authorized by all necessary action of Vascutech's board of directors, and will not violate Vascutech's governing instruments or other material agreements.

          (c) Name, Address; Location of Collateral. Vascutech's name and address and the location of the Collateral are accurately set forth on the signature page of this Agreement.

          (d) Title to Collateral. Vascutech has good and marketable title to the Collateral. Vascutech will keep the Collateral free of all other liens, encumbrances and security interests and will defend title to the Collateral against all claims and demands of all persons at any time claiming any interest in the Collateral except for the security interest associated with (i) the indebtedness of Vascutech to Brown Brothers Harriman ("BBH") as set forth, and subject to the limitations, in that certain Subordination Agreement dated as of even date herewith, by and between BBH and IFM ("Subordination Agreement"), and any future subordination agreements entered into in connection therewith and
(ii) any ordinary course equipment leases or purchase money security interests (collectively, the "Security Interest").

          (e) Priority of Security Interest. The execution and delivery of this Agreement creates a valid security interest in the Collateral, and upon the filing of a UCC-1 financing statement with (i) the Secretary of State of the Commonwealth of Massachusetts and the Burlington Clerk's office and (ii) the Secretary of State of the State of Florida, IFM will have a perfected second security interest in the Collateral, subject to no other lien, encumbrance or security interest except for the Security Interest to the extent one can perfect by filing a financing statement under Article 9 of the UCC and except for rights of the landlord under the Sublease or Florida law.

          (f) Financing Statements. Vascutech will execute financing statement(s) in form acceptable to IFM and will pay the cost of filing financing statement(s) in all public offices wherever filing is deemed reasonably necessary by IFM. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the UCC and may be filed by IFM in any filing office.

          (g) Payment of Taxes and Insurance Premiums. Vascutech shall pay when due and before any interest, collection fees or penalties accrue, all taxes, expenses, assessments, liens or other charges (collectively, "Taxes") which may now or hereafter be levied or assessed against the Collateral unless Vascutech is contesting such Taxes in good faith and has maintained adequate reserves with respect to the payment thereof Vascutech shall also obtain and pay for insurance for the Collateral in an amount consistent with industry standards and/or reasonably acceptable to IFM. Vascutech shall furnish proof of payment of taxes or insurance upon request of IFM.

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          (h)  Maintenance of Collateral.  Vascutech will maintain the Equipment in good condition and repair, ordinary wear and tear excepted. Vascutech will promptly inform IFM of any material loss or material diminution in value of the Collateral.

     3. PROHIBITION ON TRANSFER OR MODIFICATION. Vascutech shall not transfer, sell, assign, lease or modify the Collateral or any interest therein, any part thereof, without the prior written consent of IFM except in the ordinary course of Vascutech's business and on customary terms and at usual prices.

     4. PROHIBITION ON CHANGE OF NAME, ORGANIZATION OR LOCATION. Except as set forth at the end of this Section 4, Vascutech shall not assume a different name, conduct its business at any location other than as appears in this Agreement, nor change the location of any of the Collateral without, in each instance, obtaining the prior written consent of IFM thirty (30) days prior to any such event. Vascutech agrees to execute any amendments to financing statement(s) required in connection with this Section 4 in form acceptable to IFM, and will pay the filing fees and costs actually incurred by IFM in connection with any such amendments. The address of the head office of Vascutech is expected to be changed in April, 2001 to 26 Ray Avenue, Burlington, MA 01803, however, neither the location of the Collateral nor the name of Vascutech will change.

     5. EXAMINATION OF RECORDS AND COLLATERAL. Vascutech shall keep full and accurate records related to the Collateral, and such records shall be open to inspection and duplication by IFM at all reasonable times upon reasonable prior notice. Upon reasonable notice to Vascutech and at reasonable times, IFM may enter upon any property owned by or in the possession of Vascutech to examine and inspect the Collateral. Vascutech shall provide IFM as soon as practicable with any information concerning the Collateral as IFM may reasonably request at any time.

     6. REIMBURSEMENT OF EXPENSES. Vascutech shall reimburse IFM for all reasonable costs and expenses, including reasonable attorneys' fees, actually incurred by IFM in enforcing the rights of IFM under this Agreement except for inspection of records. All costs, expenses and fees of any nature for which Vascutech is obligated to reimburse or indemnify IFM are part of the Indebtedness secured by this Agreement and are payable upon demand, unless expressly provided otherwise, with interest until repaid at the highest rate charged on any of the Indebtedness (but not to exceed the maximum rate permitted by law).

     7. RIGHTS AND OBLIGATIONS OF IFM. In the event that Vascutech fails to pay taxes, maintain insurance or perform any other obligation arising under this Agreement, IFM may pay or perform such obligation(s) for the account of Vascutech and the same shall be added to the Indebtedness and shall be immediately due and payable together with interest at the highest rate charged by IFM on any of the Indebtedness (but not to exceed the maximum rate permitted by law). IFM shall not be liable for any loss to the Collateral nor shall such loss reduce the balance due.

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

     8. INDEMNIFICATION. Vascutech shall indemnify and save IFM harmless from all claims, obligations, costs, expenses, including attorneys' fees, and causes of action or other rights asserted against IFM and relating to breach of this Agreement by Vascutech.

     9. EVENTS OF DEFAULT AND REMEDIES.

          (a) Events of Default. Any of the following events shall, for purposes of this Agreement, constitute an "Event of Default":

          (i) Failure by Vascutech to pay any amount owing on or with respect to the Indebtedness when due, whether by maturity, acceleration or otherwise, which failure continues for ten (10) days after Vascutech receives written notice from IFM of such failure.

          (ii) Any failure by Vascutech to comply with, or breach by Vascutech of, any of the non-monetary terms, provisions, warranties or covenants of the Note, this Agreement or the other Loan Documents, or the representations and warranties of Vascutech to IFM contained in that certain Assignment and Assumption Agreement of even date herewith among Horizon, Vascutech, IFM and (for the limited purpose of Paragraph D thereof only) Vascutech, Inc., which failure continues for thirty (30) days after the receipt by Vascutech (or any guarantor of the Note (a "Guarantor")) of written notice from IFM of such failure.

          (iii) The insolvency of Vascutech (or any Guarantor) or the admission in writing of Vascutech's or any Guarantor's inability to pay debts as they mature.

          (iv) Institution of bankruptcy, reorganization, insolvency or other similar proceedings by or against Vascutech or any Guarantor, unless the same is dismissed within sixty (60) days of filing.

          (v) The issuance or filing of any judgment, attachment, levy or garnishment against the Collateral in which the amount of such judgment, attachment, levy, garnishment or the amount in controversy in any such related proceeding exceeds $250,000, which such judgment, attachment, levy or garnishment shall continue undischarged or unstayed for 30 days.

          (vi) Termination of Vascutech's existence by dissolution, merger or consolidation in which Vascutech is not the surviving entity, or otherwise.

          (vii) The default by Vascutech (after giving of any required notice and expiration of any applicable cure period) under Section 11.1(a) of the Sublease Agreement by and between IFM and Vascutech (as successor interest to Horizon Medical Products, Inc.), dated as of October 9, 2000.



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          (b) Remedies Upon Event of Default.  Upon the  occurrence of any Event of Default, IFM shall have the following rights:

          (i) Declare all or part of the Indebtedness immediately due and payable.

          (ii) Vascutech agrees, upon request of IFM, to assemble the Collateral and make it available to IFM at any place which is reasonably convenient for Vascutech and IFM. Vascutech grants IFM permission to enter upon any premises owned or occupied by Vascutech for the purpose of taking, possession of the Collateral.

          (iii) Subject to the rights of BBH under the Subordination Agreement, IFM shall have the right to take possession of the Collateral, with or without demand, and with or without process of law. Subject to the rights of BBH under the Subordination Agreement, IFM shall have the right to sell and dispose of the Collateral and to distribute the proceeds according to law. In connection with the right of IFM to take possession of the Collateral, IFM may take possession of any other items of property in or on the Collateral at the time of taking possession, and hold them for Vascutech without liability on the part of IFM. If there is any statutory requirement for notice, that requirement shall be met if IFM shall send notice to Vascutech at least ten (10) days prior to the date of sale, disposition or other event giving rise to the required notice. Vascutech shall be liable for any deficiency remaining after disposition of the Collateral.

          (iv) IFM shall also have any one or more of the rights and remedies under the UCC or at law or equity to enforce the payment of the Indebtedness.

          (c) Remedies Generally.

          (i) All remedies provided for in Section 9(b) shall be available to the extent not prohibited by law. Each remedy shall be cumulative and additional to any other remedy of IFM at law, in equity or by statute. No delay or omission to exercise any night or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of, or acquiescence in any such default or Event of Default.

          (ii) IFM may waive any Event of Default and may rescind any declaration of maturity of payments on the Indebtedness. In case of such waiver or rescission Vascutech and IFM shall be restored to their respective former positions and rights under this Agreement. Any waiver by IFM of any default or Event of Default shall be in writing and shall be limited to the particular default waived and shall not be deemed to waive any other default.

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          (d)  Application  of Proceeds.  Any proceeds  received by IFM from the exercise of remedies pursuant to Section 9(b) of this Agreement shall be applied as follows:

          (i) First, to pay all costs and expenses incidental to the leasing foreclosure, sale or other disposition of the Collateral. These costs and expenses shall include, without limit, any costs and expenses incurred by IFM (including, without limit, attorneys' fees and disbursements actually incurred), and any taxes and assessments or other liens and encumbrances prior to the lien of this Agreement.

          (ii) Second, to all sums expended or incurred by IFM, directly or indirectly in carrying out any term, covenant or agreement under this Agreement or any related document, together with interest as provided in this Agreement.

          (iii) Third, to the payment of the Indebtedness. If the proceeds are insufficient to fully pay the Indebtedness, then application shall be made first to late charges and interest accrued and unpaid, then to any applicable prepayment premiums, and then to unpaid fees and other charges, then to the outstanding principal balance.

          (iv) Fourth, any surplus remaining shall be paid to Vascutech or to whomsoever may be lawfully entitled.

          (e) Further Actions. Promptly upon the reasonable request of IFM, Vascutech shall execute, acknowledge and deliver any and all further documents, security agreements, financing statements and assurances, and do or cause to be done all further acts as IFM may reasonably require to confirm and protect the lien of this Agreement or otherwise to accomplish the purposes of this Agreement.

          (f) Attorneys Fees. Any reference in this Agreement to attorneys' fees shall refer to reasonable fees, charges, costs and expenses of outside attorneys and paralegals actually incurred, whether or not a suit or proceeding is instituted, and whether incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding, in consultation with counsel, or otherwise.

     10. TERMINATION OF FINANCING STATEMENTS. IFM shall execute and deliver to Vascutech, within ten (10) business days after the written request of Vascutech, UCC termination statements with respect to the Collateral secured hereunder, provided that (a) Vascutech shall not be in default under any of the terms, covenants or conditions of any document or instrument evidencing or securing the Indebtedness; (b) the outstanding principal balance of the Note, together with interest, premiums, costs and all other sums on that amount, shall be paid in full; and (c) all termination statements shall be prepared by IFM at Vascutech's expense. Upon the filing of such termination statements in accordance with the applicable provisions of the UCC, this Agreement shall be terminated.

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     11. MISCELLANEOUS.

          (a) Governing Law. This Agreement shall be construed according to the laws of the State of New York.

          (b) Successors and Assigns. This Agreement shall be binding upon the successors and assigns of Vascutech including, without limit, any trustee in possession or trustee in bankruptcy for Vascutech, and the rights and privileges of IFM under this Agreement shall inure to the benefit of its successors and assigns. This shall not be deemed a consent by IFM to a conveyance by Vascutech of all or any part of the Collateral or of any ownership interest in Vascutech.

          (c) Notices. Notice from one party to another relating to this Agreement shall be made pursuant to the Note.

          (d) Entire Agreements; Amendments. This Agreement and the Subordination Agreement state all rights and obligations of the parties and supersede all other agreements (oral or written) with respect to the security interests granted by this Agreement. Any amendment of this Agreement shall be in writing and shall require the signature of Vascutech and IFM.

          (e) Partial Invalidity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement.

          (f) Inspections. Any inspection, audit, appraisal or examination by IFM or its agents of the Collateral or of information or documents pertaining to the Collateral is for the sole purpose of protecting IFM's interest under this Agreement and is not for the benefit or protection of Vascutech or any third party.

          (g) Automatic Reinstatement. Notwithstanding any prior revocation, termination, surrender or discharge of this Agreement, the effectiveness of this Agreement shall automatically continue or be reinstated, as the case may be, in the event that:

          (i) Any payment received or credit given by IFM in respect of the Indebtedness is determined to be a preference, impermissible setoff, fraudulent conveyance, diversion of trust funds, or otherwise required to be returned to Vascutech or any third party under any applicable state or federal law, including, without limit, laws pertaining to bankruptcy or insolvency, in which case this Agreement shall be enforceable as if any such payment or credit had not been received or given, whether or not IFM relied upon this payment or credit or changed its position as a consequence of it.

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          (ii) In the event of continuation or  reinstatement of this Agreement,
     Vascutech agrees upon demand by IFM to execute and deliver to IFM those documents which IFM determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Vascutech to do so shall not affect in any way the reinstatement or continuation. If Vascutech does not execute and deliver to IFM such documents upon demand, IFM and each officer of IFM is irrevocably appointed (which appointment is coupled with an interest) the true and lawful attorney of Vascutech (with full power of substitution) to execute and deliver such documents in the name and on behalf of Vascutech.

          (h) Assignment. This Agreement is freely assignable, in whole or in part, by IFM. IFM agrees, however, that it shall give prompt written notice of any such assignment to Vascutech. IFM shall be fully discharged from all responsibility accruing hereunder from and after the effective date of any such assignment. IFM's assignee shall, to the extent of the assignment, be vested with all the powers and rights of IFM hereunder (including those granted under Section 10 hereof or otherwise with respect to the Collateral), and to the extent of such assignment the assignee may fully enforce such rights and powers and all references to IFM shall mean and refer to such assignee. IFM shall retain all rights and powers hereby given not so assigned, transferred and/or delivered. Vascutech hereby waives all defenses which Vascutech may be entitled to assert against IFM's assignee with respect to liability accruing hereunder prior to the effective date of any assignment of IFM's interest herein. Vascutech may not, in whole or in part, directly or indirectly, assign this Agreement or its rights hereunder or delegate its duties hereunder without, in each instance, the prior written consent of IFM.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]



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     Vascutech  has  executed  this  Agreement  on the day and year first  above written.

                                   VASCUTECH:

                                   VASCUTECH ACQUISITION CORP.

                                   By:  /s/ David B. Roberts
                                        ----------------------------------------

                                   Its: Chief Financial Officer
                                        ----------------------------------------

                                   Collateral

     Vascutech's principal place of business is located in the County of Middlesex, Commonwealth of Massachusetts.

     Collateral is located at: 3101 37th Avenue North, St. Petersburg, Florida.

1358825v1